EXHIBIT 99.1 News release

HP Reports Third Quarter 2006 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •
Net revenue of $21.9 billion, up 5% year-over-year, or 6% when adjusted for the effects of currency

GAAP operating profit of $1.5 billion, $0.48 earnings per share, up from $0.03 in the prior year period
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Non-GAAP operating profit of $1.7 billion, or $0.52 earnings per share, up from $0.36 in the prior year period
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	• •	Cash flow from operations of $2.6 billion HP Board of Directors approves $6 billion share repurchase authorization

PALO ALTO, Calif., Aug. 16, 2006 – HP today announced financial results for its third fiscal quarter ended July 31, 2006, with net revenue of $21.9 billion, representing growth of 5% year-over-year, or 6% when adjusted for the effects of currency. GAAP operating profit was $1.5 billion and GAAP diluted earnings per share (EPS) was $0.48 per share, up from $0.03 in the prior year period. GAAP financial information for the third quarter 2005 reflects a tax adjustment resulting from HP’s decision to repatriate $14.5 billion in cash from foreign earnings.

Non-GAAP operating profit was $1.7 billion, with non-GAAP diluted EPS of $0.52, up from $0.36 in the prior year period. Non-GAAP financial information excludes $108 million of adjustments on an after-tax basis, or $0.04 per diluted share, related primarily to amortization of purchased intangibles. GAAP and non-GAAP financial information include stock-based compensation expense in the current financial period only.

“HP delivered another solid quarter with strong revenue growth, improved margins and healthy cash flow,” said Mark Hurd, HP chief executive officer and president. “We gained share without sacrificing margins and continue to execute well against our long-term plan. This is visible in our third quarter results and improved fourth quarter outlook.”

	Q3 FY06	Q3 FY05	Y/Y
Net revenue ($B)	$ 21.9	$ 20.8	5%
GAAP operating margin	6.9%	4.4%	2.5 pts
GAAP net income ($B)	$ 1.4	$ 0.1	1784%
GAAP diluted EPS	$ 0.48	$ 0.03	1500%
Non-GAAP operating margin	7.6%	5.7%	1.9 pts
Non-GAAP net income ($B)	$ 1.5	$ 1.1	40%
Non-GAAP diluted EPS	$ 0.52	$ 0.36	44%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the country-regionAmericas grew 8% to $9.7 billion, revenue in Europe, the Middle East and placeAfrica grew 2% to $8.4 billion, and revenue in Asia Pacific grew 7% to $3.8 billion. When adjusted for the effects of currency, revenue in the country-regionAmericas grew 7%, revenue in Europe, the Middle East and placeAfrica grew 3%, and revenue in Asia Pacific grew 8%.

Personal Systems Group

Personal Systems Group (PSG) revenue grew 8% year-over-year to $6.9 billion, with unit shipments up 14%. On a year-over-year basis, desktop revenue increased 5% and notebook revenue grew 14%. Commercial client revenue grew 4% year-over-year, while Consumer client revenue increased 17%. Operating profit was $275 million, or 4.0% of revenue, up from a profit of $163 million, or 2.6% of revenue, in the prior year period.

Imaging and Printing Group

Imaging and Printing Group (IPG) revenue grew 5% year-over-year to $6.2 billion. On a year-over-year basis, supplies revenue grew 9%, commercial hardware revenue grew 3% and consumer hardware revenue declined 3%. PersonNamePrinter unit shipments increased 15% year-over-year, with consumer printer hardware units up 13% and commercial printer hardware units up 23%. Momentum in key growth initiatives continued, with All-in-One unit shipments up 17% year-over-year, color laser printer shipments up 70% and printer-based MFP shipments up 196%. HP Indigo PersonNamePress printed page volume grew 37% over the prior year period. Operating profit was $884 million, or 14.2% of revenue, up from a profit of $771 million, or 13.0% of revenue, in the prior year period.

Enterprise Storage and Servers

Enterprise Storage and Servers (ESS) reported revenue of $4.1 billion, up 3% over the prior year period. On a year-over-year basis, industry-standard server revenue increased 6%, with blade revenue growth of 37%. Networked storage revenue grew 5%, led by continued strength in external arrays, where high-end XP revenue grew 19% and revenue in the mid-range EVA line increased 17%. Business critical systems revenue declined 6%, as Integrity systems growth of 76% was offset by declines in PA-RISC and Alpha. Operating profit was $296 million, or 7.2% of revenue, up from a profit of $147 million, or 3.7% of revenue, in the prior year period.

HP Services

HP Services (HPS) revenue increased 1% year-over-year to $3.9 billion. On a year-over-year basis, revenue in Technology Services declined 1%, Consulting and Integration revenue increased 3% and Managed Services revenue grew 9%. Excluding the effects of currency, HPS revenue grew 2% year-over-year. Operating profit was $364 million, or 9.4% of revenue, up from a profit of $256 million, or 6.7% of revenue, in the prior year period.

Software

Software revenue was $318 million, an increase of 30% year-over-year, with revenue in HP OpenView and HP OpenCall increasing 34% and 21%, respectively. Operating profit was $13 million, or 4.1% of revenue, compared with a loss of $37 million in the prior year period. On July 25, HP announced that it had signed a definitive agreement to purchase Mercury Interactive Corp., a leading IT management software and services company, which is expected to close in the fourth calendar quarter of 2006. Once completed, this combination is expected to provide customers with the industry’s most robust suite for optimizing, automating and aligning IT services with business needs.

Financial Services

HP Financial Services (HPFS) reported revenue of $519 million, an increase of 6% year-over-year. Financing volume increased 10% over the prior year period, and net portfolio assets grew 4%. Operating profit was $35 million, or 6.7% of revenue, down from a profit of $58 million, or 11.9% of revenue, in the prior year period.

Asset management

Inventory ended the quarter at $7.5 billion, up $696 million sequentially and $820 million year-over-year. Accounts receivable decreased $152 million sequentially and increased $867 million over the prior year period to $9.6 billion. HP’s dividend payment of $0.08 per share in the third quarter resulted in cash usage of $222 million. HP utilized $2.3 billion of cash during the third quarter to repurchase approximately 72 million shares of common stock. In addition, HP received approximately 13 million shares of common stock under the company’s prepaid variable share purchase program. The Board of Directors of HP also authorized an additional $6 billion for future repurchases of its outstanding shares of common stock. The company intends to offset dilution from the issuance of shares under employee benefit plans, as well as to use the authorization to repurchase shares opportunistically as a means of returning cash to its shareholders. HP exited the quarter with $16.0 billion in gross cash, which includes cash and cash equivalents of $16.0 billion, short-term investments of $14 million, and certain long-term investments of $19 million.

Outlook

HP estimates Q4 FY06 revenue will be approximately $24.1 billion.

Fourth quarter GAAP diluted EPS is expected to be in the range of $0.57 to $0.59, and non-GAAP diluted EPS is expected to be in the range of $0.61 to $0.63. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.04 per share, related primarily to the amortization of purchased intangible assets. Fourth quarter GAAP and non-GAAP diluted EPS estimates include $0.03 of stock-based compensation expense.

Full year GAAP diluted EPS expected to be in the range of $2.14 to $2.16, and full year FY06 non-GAAP diluted EPS is expected to be in the range of $2.31 to $2.33. Full year FY06 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.17 per share, related primarily to the amortization of purchased intangible assets. Full year FY06 non-GAAP and GAAP diluted EPS estimates include $0.13 of stock-based compensation expense.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q3 FY06 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2006/q3webcast.html.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2006, HP revenue totaled $90.0 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Use of non-GAAP financial information

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter, fiscal year-to-date, and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Information” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net income, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, charges, earnings or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 and other reports filed after that report. As in prior quarters, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006. In particular, determining HP’s actual tax balances and provisions as of July 31, 2006 and for the fiscal quarter then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
8/2006

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED FINANCIAL INFORMATION (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2006	April 30, 2006	July 31, 2005
Net revenue	$21,890	$22,554	$20,759

Costs and expenses(a):
Cost of sales	16,472	16,970	15,942
Research and development	920	930	863
Selling, general and administrative	2,830	2,858	2,761

Total costs and expenses	20,222	20,758	19,566

Non-GAAP earnings from operations	1,668	1,796	1,193

Interest and other, net	221	157	119
Dispute settlement	--	--	7

Non-GAAP earnings before taxes	1,889	1,953	1,319

Provision for (benefit from) taxes(b)	406	(43)	258

Non-GAAP net earnings	$1,483	$1,996	$1,061

Non-GAAP net earnings per share:
Basic	$0.54	$0.71	$0.37
Diluted	$0.52	$0.69	$0.36

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	2,768	2,809	2,873
Diluted	2,839	2,887	2,915

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$35	$33	$--
Research and development	17	15	--
Selling, general and administrative	76	76	--

Total costs and expenses	$128	$124	$--

(b) Tax benefit from stock-based compensation	$(39)	$(39)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP RECONCILIATION OF OPERATING PROFIT, OPERATING MARGIN, NET EARNINGS AND DILUTED EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	July 31, 2006	April 30, 2006	July 31, 2005
NON-GAAP Operating Profit and Operating Margin Reconciliation

GAAP operating profit	$1,510	$1,657	$913
Restructuring	5	(14)	112
Amortization of purchased intangible assets	153	151	168
In-process research and development charges	--	2	--

Total non-GAAP adjustments to earnings from operations	158	139	280

Non-GAAP operating profit	$1,668	$1,796	$1,193

GAAP operating margin	7%	7%	4%
Non-GAAP adjustments to operating margin	1%	1%	2%
Non-GAAP operating margin	8%	8%	6%

NON-GAAP Net Earnings and Diluted EPS Reconciliation

GAAP net earnings	$1,375	$1,899	$73
Restructuring	5	(14)	112
Amortization of purchased intangible assets	153	151	168
In-process research and development charges	--	2	--

Total non-GAAP adjustments to earnings from operations	158	139	280

(Gains) losses on investments	(7)	(6)	6
Income tax effect of reconciling items	(43)	(36)	(86)
Non-recurring American Jobs Creation Act income tax expense	--	--	788

Non-GAAP net earnings	$1,483	$1,996	$1,061

GAAP diluted net earnings per share	$0.48	$0.66	$0.03
Non-GAAP adjustments to GAAP diluted net earnings per share	0.04	0.03	0.33

Non-GAAP diluted net earnings per share	$0.52	$0.69	$0.36

Weighted-average shares used to compute non-GAAP diluted net earnings per share:	2,839	2,887	2,915

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED FINANCIAL INFORMATION (Unaudited) (In millions except per share amounts)

	Nine months ended July 31,
	2006	2005
Net revenue	$67,103	$63,783

Costs and expenses(a):
Cost of sales	50,834	48,908
Research and development	2,721	2,631
Selling, general and administrative	8,380	8,398

Total costs and expenses	61,935	59,937

Non-GAAP earnings from operations	5,168	3,846

Interest and other, net	416	57
Dispute settlement	--	(109)

Non-GAAP earnings before taxes	5,584	3,794

Provision for taxes(b)	712	582

Non-GAAP net earnings	$4,872	$3,212

Non-GAAP net earnings per share:
Basic	$1.74	$1.11
Diluted	$1.70	$1.10

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	2,799	2,889
Diluted	2,870	2,919

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$107	$--
Research and development	50	--
Selling, general and administrative	239	--

Total costs and expenses	$396	$--

(b) Tax benefit from stock-based compensation	$(121)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP RECONCILIATION OF OPERATING PROFIT, OPERATING MARGIN, NET EARNINGS AND DILUTED EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Nine months ended July 31,
	2006	2005
NON-GAAP Operating Profit and Operating Margin Reconciliation

GAAP operating profit	$4,659	$3,241
Restructuring	6	119
Amortization of purchased intangible assets	451	486
In-process research and development charges	52	--

Total non-GAAP adjustments to earnings from operations	509	605

Non-GAAP operating profit	$5,168	$3,846

GAAP operating margin	7%	5%
Non-GAAP adjustments to operating margin	1%	1%
Non-GAAP operating margin	8%	6%

NON-GAAP Net Earnings and Diluted EPS Reconciliation

GAAP net earnings	$4,501	$1,982
Restructuring	6	119
Amortization of purchased intangible assets	451	486
In-process research and development charges	52	--

Total non-GAAP adjustments to earnings from operations	509	605

(Gains) losses on investments	(11)	27
Income tax effect of reconciling items	(127)	(190)
Non-recurring American Jobs Creation Act income tax expense	--	788

Non-GAAP net earnings	$4,872	$3,212

GAAP diluted net earnings per share	$1.57	$0.68
Non-GAAP adjustments to GAAP diluted net earnings per share	0.13	0.42

Non-GAAP diluted net earnings per share	$1.70	$1.10

Weighted-average shares used to compute both GAAP and non-GAAP diluted net earnings per share:	2,870	2,919

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended July 31, 2006	Nine Months Ended July 31, 2006

Cash flows from operating activities:
Net earnings	$1,375	$4,501
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	598	1,757
Stock-based compensation expense	127	395
Provision for bad debt and inventory	33	172
Gains on investments	(7)	(11)
In-process research and development charges	--	52
Restructuring charges	5	6
Deferred taxes on earnings	125	381
Excess tax benefit from stock-based compensation	(36)	(159)
Other, net	(76)	29
Changes in assets and liabilities:
Accounts and financing receivables	226	364
Inventory	(732)	(728)
Accounts payable	618	472
Taxes on earnings	39	(479)
Restructuring	(162)	(486)
Other assets and liabilities	496	1,843

Net cash provided by operating activities	2,629	8,109

Cash flows from investing activities:
Investment in property, plant and equipment	(623)	(1,571)
Proceeds from sale of property, plant and equipment	234	459
Purchases of available-for-sale securities and other investments	(12)	(29)
Maturities and sales of available-for-sale securities and other investments	23	58
Payments made in connection with business acquisitions, net	(63)	(823)

Net cash used in investing activities	(441)	(1,906)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	1,665	1,556
Issuance of debt	1,011	1,094
Payment of debt	(971)	(1,220)
Issuance of common stock under employee stock plans	536	1,690
Repurchase of common stock	(2,294)	(5,015)
Prepayment of common stock repurchases	--	(1,722)
Excess tax benefit from stock-based compensation	36	159
Dividends	(222)	(675)

Net cash used in financing activities	(239)	(4,133)

Increase in cash and cash equivalents	1,949	2,070
Cash and cash equivalents at beginning of period	14,032	13,911

Cash and cash equivalents at end of period	$15,981	$15,981

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31, 2006	April 30, 2006	July 31, 2005(a)
Net revenue:
Industry Standard Servers	$2,466	$2,454	$2,320
Business Critical Systems	833	920	885
Storage	834	891	798

Enterprise Storage and Servers	4,133	4,265	4,003

Technology Services	2,363	2,368	2,394
Managed Services	818	788	753
Consulting and Integration	708	736	690
Other Services	(1)	--	--

HP Services	3,888	3,892	3,837

OpenView	215	228	160
OpenCall and Other	103	102	85

Software	318	330	245

Technology Solutions Group	8,339	8,487	8,085

Desktops	3,515	3,569	3,361
Notebooks	2,768	2,815	2,418
Workstations	339	338	291
Handhelds	136	129	171
Other	159	126	145

Personal Systems Group	6,917	6,977	6,386

Commercial Hardware	1,632	1,739	1,583
Consumer Hardware	893	1,015	925
Supplies	3,693	3,957	3,392
Other	16	13	13

Imaging and Printing Group	6,234	6,724	5,913

HP Financial Services	519	518	489
Corporate Investments	155	122	143

Total Segments	22,164	22,828	21,016

Eliminations of intersegment net revenue and other	(274)	(274)	(257)

Total HP Consolidated	$21,890	$22,554	$20,759

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue movement of $5 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,
	2006	2005(a)
Net revenue:
Industry Standard Servers	$7,402	$7,023
Business Critical Systems	2,659	2,775
Storage	2,577	2,443

Enterprise Storage and Servers	12,638	12,241

Technology Services	7,077	7,247
Managed Services	2,352	2,278
Consulting and Integration	2,109	2,111
Other Services	(1)	--

HP Services	11,537	11,636

OpenView	648	495
OpenCall and Other	304	260

Software	952	755

Technology Solutions Group	25,127	24,632

Desktops	10,938	10,720
Notebooks	8,537	6,968
Workstations	1,006	866
Handhelds	481	650
Other	381	424

Personal Systems Group	21,343	19,628

Commercial Hardware	5,026	4,826
Consumer Hardware	3,131	3,230
Supplies	11,302	10,274
Other	44	40

Imaging and Printing Group	19,503	18,370

HP Financial Services	1,533	1,588
Corporate Investments	406	381

Total Segments	67,912	64,599

Eliminations of intersegment net revenue and other	(809)	(816)

Total HP Consolidated	$67,103	$63,783

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For fiscal year 2005, the realignments resulted primarily in revenue movement of $16 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES COMPARISON OF DILUTED NON-GAAP EPS (Including the Effect of Stock-Based Compensation Expense) (Unaudited)

	Q105	Q205	Q305	Q405(c)	FY05(c)	Q106	Q206	Q306

Non-GAAP EPS as reported(a)	$0.37	$0.37	$0.36	$0.51	$1.62	$0.48	$0.69	$0.52

Pro forma effect of SFAS 123 on EPS(b)	(0.05)	(0.04)	(0.04)	(0.04)	(0.16)	--	--	--

Total diluted non-GAAP EPS including the effect of stock-based compensation expense for all periods	$0.32	$0.33	$0.32	$0.47	$1.46	$0.48	$0.69	$0.52

(a)	For each of the quarters in fiscal 2005, non-GAAP EPS includes the effect of compensation expense related to discounted options and restricted stock recognized under APB 25. Fiscal 2006 EPS includes the aforementioned expense plus the impact for stock-based compensation recognized under SFAS 123(R).

(b)	For each of the quarters in fiscal 2005, non-GAAP EPS as reported excludes the effect of compensation expense related to employee stock options and employee stock purchase rights under SFAS 123.

(c)	In Q405, HP recorded $107 million of stock compensation before tax expense or $0.03 per share on an after tax basis within restructuring charges. This amount is excluded from the non-GAAP results shown above.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the placecountry-regionUnited States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net income is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges, and in-process research and development charges recorded during the relevant period. Non-GAAP net income and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded during the relevant period. Non-GAAP net income and non-GAAP diluted earnings per share for HP’s third fiscal quarter ended July 31, 2005 and for HP’s fiscal year ended October 31, 2005 also exclude the effects of a non-recurring tax expense associated with the repatriation of $14.5 billion under the provisions of the American Jobs Creation Act of 2004 during that third fiscal quarter. In addition, non-GAAP net income and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. We believe that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions. We exclude these restructuring costs for purposes of calculating these non-GAAP measures because we believe that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, we exclude these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP incurs costs related to acquisitions, some of which are treated as non-capitalized expenses. These non-capitalized expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions. As such, we believe that eliminating these non-capitalized acquisition-related expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, we believe that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, we believe that eliminating these gains or losses and adjustments for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	The American Jobs Creation Act of 2004 provided for a temporary 85% dividends received deduction on certain foreign earnings repatriated during a one-year period. During its third fiscal quarter ended July 31, 2005, HP decided to repatriate $14.5 billion in its third and fourth fiscal quarters of 2005 and recorded an associated tax expense of approximately $788 million. Because the benefits provided for under the Act were made available only during a one-year period that has already expired, HP did not and will not incur any additional tax expense associated with the repatriation of funds under the Act in any subsequent or future fiscal quarter. As such, we believe that eliminating this one-time tax expense for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, we believe that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets and acquisition-related charges, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	Items such as gains or losses on investments that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash differently than we do, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide robust and detailed reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and we encourage investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. We further believe that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.